Exhibit 99.1

P3 Health Partners Announces First Quarter 2025 Results
Affirming 2025 guidance
Management to Host Conference Call and Webcast May 15, 2025 at 4:30 PM ET
HENDERSON, NV—May 15, 2025—P3 Health Partners Inc. (“P3” or the “Company”) (NASDAQ: PIII), a patient-centered and physician-led population health management company, today announced its financial results for the first quarter ended March 31, 2025, and affirmed its 2025 guidance.
“Our physician-led care enablement model continues to differentiate P3, delivering meaningful improvements in quality measures and cost management through deeper provider partnerships,” said Aric Coffman, CEO of P3. “Our turnaround plan is ahead of schedule, with three of four markets already achieving breakeven or better in Q1. Beyond our original plan, we've identified additional value creation opportunities through our enhanced complex care programs and payment integrity initiatives. We remain committed to our long-term strategic vision, making targeted investments in technology infrastructure and innovative clinical programs to drive sustainable value for our stakeholders.”
First Quarter 2025 Financial Results
•Average at-risk membership was 115,900 members for the first quarter, a decrease of 8% compared to the full year average membership from the prior year. The decrease reflects previously disclosed network and payer rationalization
•Per-member funding PMPM was $1,063, an increase of 8% compared to the per-member funding PMPM from full year 2024.
•Total revenue was $373.2 million, a decrease of 4% compared to $388.5 million in the first quarter of the prior year.
•Medical margin(1) was $17.2 million compared to $36.6 million in the first quarter of the prior year. Medical Margin included a negative $23 million net impact from prior year claims related to a single payer. Medical margin PMPM(1) was $49 compared to a medical margin PMPM of $96 in the first quarter of the prior year.
•Adjusted EBITDA loss(1) was $22.2 million compared to an Adjusted EBITDA loss(1) of $19.8 million in the first quarter of the prior year. Adjusted EBITDA loss included a negative $9 million net impact from prior year claims and retroactive adjustments related to a single payer. Adjusted EBITDA loss PMPM(1) was $64 compared to Adjusted EBITDA loss PMPM of $52 in the first quarter of the prior year.

Fiscal 2025 Guidance

	Year Ended December 31, 2025
	Low	High
At-risk Members(2)	109,000	119,000
Total Revenues (in millions)	$1,350	$1,500
Medical Margin(1)(3) (in millions)	$174	$210
Medical Margin(3) PMPM	$133	$147
Adjusted EBITDA(3) (in millions)	$(35)	$5
(1)Adjusted EBITDA, Adjusted EBITDA per member, per month (“PMPM”), medical margin, and medical margin PMPM are non-GAAP financial measures. For reconciliations of these measures to the most directly comparable GAAP measures, if applicable, and more information regarding the Company’s use of non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures.”
(2)See “Key Performance Metrics” for additional information on how the Company defines “at-risk members.”
(3)     The Company is not able to provide a quantitative reconciliation of guidance for Adjusted EBITDA, medical margin and medical margin PMPM to net income (loss), gross profit and gross profit PMPM, the most directly comparable GAAP measures, respectively, and has not provided forward-looking guidance for net income (loss), because of the uncertainty around certain items that may impact net income (loss), gross profit (loss) or gross profit (loss) PMPM that are not within our control or cannot be reasonably predicted without unreasonable effort. For more information regarding the non-GAAP financial measures discussed in this press release, please see “Non-GAAP Financial Measures” below.

The foregoing 2025 outlook statement represents management's current estimate as of the date of this release. Actual results may differ materially depending on a number of factors. Investors are urged to read the “Cautionary Note Regarding Forward-Looking Statements” included in this release. Management does not assume any obligation to update these estimates.
Management to Host Conference Call and Webcast on May 15, 2025 at 4:30 PM ET

Title & Webcast	P3 Health First Quarter 2025 Earnings Conference Call
Date & Time	May 15, 2025, 4:30pm Eastern Time
Conference Call Details	Toll-Free 1-833-316-0546 (US) International 1-412-317-0692 Ask to be joined into the P3 Health Partners call
The conference call will also be webcast live in the “Events & Presentations” section of the Investor page of the P3 website (ir.p3hp.org). The Company’s press release will be available at ir.p3hp.org website in advance of the conference call. An archived recording of the webcast will be available at ir.p3hp.org for a period of 90 days following the conference call.

About P3 Health Partners (NASDAQ: PIII):
P3 Health Partners Inc. is a leading population health management company committed to transforming healthcare by improving the lives of both patients and providers. Founded and led by physicians, P3 has an expansive network of more than 2,800 affiliated primary care providers across the country. Our local teams of health care professionals manage the care of thousands of patients in 27 counties across five states. P3 supports primary care providers with value-based care coordination and administrative services that improve patient outcomes and lower costs. Through partnerships with these local providers, the P3 care team creates an enhanced patient experience by navigating, coordinating, and integrating the patient’s care within the healthcare system. For more information, visit www.p3hp.org and follow us on LinkedIn and Facebook.com/p3healthpartners.
Non-GAAP Financial Measures

In addition to the financial results prepared in accordance with accounting principles generally accepted in the U.S. (“GAAP”), this press release contains certain non-GAAP financial measures as defined by the SEC rules, including Adjusted EBITDA and Adjusted EBITDA PMPM, medical margin, medical margin PMPM, and adjusted operating expense. EBITDA is defined as GAAP net income (loss) before (i) interest, (ii) income taxes and (iii) depreciation and amortization. Adjusted EBITDA is defined as EBITDA, further adjusted to exclude the effect of certain supplemental adjustments, such as (i) mark-to-market warrant gain/loss, (ii) premium deficiency reserves, (iii) equity-based compensation expense, (iv) certain transaction and other related costs and (v) certain other items that we believe are not indicative of our core operating performances. Adjusted EBITDA PMPM is defined as Adjusted EBITDA divided by the number of at-risk Medicare members each month divided by the number of months in the period. We believe these non‐GAAP financial measures provide an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing our financial measures with other similar companies. Medical margin represents the amount earned from capitation revenue after medical claims expenses are deducted and medical margin PMPM is defined as medical margin divided by the number of at-risk Medicare members each month divided by the number of months in the period. Medical claims expenses represent costs incurred for medical services provided to our members. As our platform grows and matures over time, we expect medical margin to increase in absolute dollars; however, medical margin PMPM may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. Adjusted operating expense is defined as total operating expense excluding depreciation and amortization and costs that management believes are non-core to the underlying operations of the Company, consisting of (i) medical expense, (ii) premium deficiency reserves, (iii) equity-based compensation, and (iv) certain other items that we believe are not indicative or our core operating performance. We do not consider these non‐GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP. These non-GAAP financial measures are subject to inherent limitations as they reflect the exercise of judgments by management about which expense and income are excluded or included in determining these non‐GAAP financial measures. In addition, other companies may calculate non-GAAP financial measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures as tools for comparison. The tables at the end of this press release present a reconciliation of Adjusted EBITDA to net income (loss), medical margin to gross profit, and adjusted operating expense to operating expense, which are the most directly comparable financial measures calculated in accordance with GAAP.

Key Performance Metrics
In addition to our GAAP and non-GAAP financial information, the Company also monitors “at-risk members” to help us evaluate our business, identify trends affecting our business, formulate business plans and make strategic decisions. At-risk membership represents the approximate number of Medicare members for whom we receive a fixed percentage of premium under capitation arrangements as of the end of a particular period.
Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended. Words such as "anticipate," "believe," "budget," "contemplate," "continue," "could," "envision," "estimate," "expect," "guidance," "indicate," "intend," "may," "might," "plan," "possibly," "potential," "predict," "probably," "pro-forma," "project," "seek," "should," "target," or "will," or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements address various matters, including the Company’s future expected growth strategy and operating performance; and the Company’s ability to execute on its identified strategic improvement opportunities, all of which reflect the Company’s expectations based upon currently available information and data. Because such statements are based on expectations as to future financial and operating results and are not statements of fact, actual results may differ materially from those projected or estimated and you are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company's control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, our ability to continue as a going concern; our potential need to raise additional capital to fund our existing operations or develop and commercialize new services or expand our operations; our ability to achieve or maintain profitability; our ability to maintain compliance with our debt covenants in the future, or obtain required waivers from our lenders if future operating performance were to fall below current projections, and if there are material changes to management’s assumptions, we could be required to recognize non-cash charges to operating earnings for goodwill and/or other intangible asset impairment; our ability to identify and develop successful new geographies, physician partners, payors and patients; changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to fund our growth and expand our operations; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payors; the impact of fluctuations in risk adjustments; our ability to establish and maintain effective internal controls and the impact of material weaknesses we have identified; our ability to maintain the listing of our securities on Nasdaq; increased labor costs and medical expense; our ability to recruit and retain qualified team members and independent physicians; and the factors described under Part I, Item 1A. “Risk Factors” and Part II, Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 27, 2024, and in our subsequent filings with the SEC.
All information in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law. You are cautioned not to place undue reliance on any forward-looking statements contained in this press release.

Ryan Halsted
Investor Relations
Gilmartin Group
ir@p3hp.org

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)
(unaudited)

	March 31, 2025	December 31, 2024
ASSETS
CURRENT ASSETS:
Cash	$40,082	$38,816
Restricted cash	1,211	5,286
Health plan receivable, net of allowance for credit losses of $150	129,350	121,266
Clinic fees, insurance and other receivable	5,409	3,947
Prepaid expenses and other current assets	14,980	14,422
Assets held for sale	403	403
TOTAL CURRENT ASSETS	191,435	184,140
Property and equipment, net	5,308	5,734
Intangible assets, net	553,889	574,350
Other long-term assets	33,238	19,196
TOTAL ASSETS (1)	$783,870	$783,420
LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,503	$8,442
Accrued expenses and other current liabilities	27,971	29,416
Accrued payroll	3,216	2,722
Health plan settlements payable	56,715	55,565
Claims payable	268,664	255,089
Premium deficiency reserve	60,406	67,368
Accrued interest	12,410	12,460
Current portion of long-term debt	65,000	65,000
Short-term debt	796	—
Liabilities held for sale	353	353
TOTAL CURRENT LIABILITIES	507,034	496,415
Operating lease liability	10,981	11,339
Warrant liabilities	6,990	10,312
Long-term debt, net	106,121	89,824
Other Long-Term Liabilities	31,665	26,001
TOTAL LIABILITIES (1)	662,791	633,891
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Redeemable non-controlling interest	57,829	73,593
STOCKHOLDERS’ EQUITY:
Class A common stock, $0.0001 par value; 800,000 shares authorized; 3,263 and 3,257 shares issued and outstanding as of March 31, 2025 and December 31, 2024, respectively	—	—
Class V common stock, $0.0001 par value; 205,000 shares authorized; 3,919 shares issued and outstanding as of March 31, 2025 and December 31, 2024	—	—
Additional paid in capital	586,923	579,129
Accumulated deficit	(523,673)	(503,193)
TOTAL STOCKHOLDERS’ EQUITY	63,250	75,936
TOTAL LIABILITIES, MEZZANINE EQUITY, AND STOCKHOLDERS’ EQUITY	$783,870	$783,420
(1)The Company’s condensed consolidated balance sheets include the assets and liabilities of its consolidated variable interest entities (“VIEs”). As discussed in Note 13 “Variable Interest Entities,” P3 LLC is itself a VIE. P3 LLC represents substantially all the assets and liabilities of the Company. As a result, the language and amounts below refer only to VIEs held at the P3 LLC level. The condensed consolidated balance sheets include total assets that can be used only to settle obligations of P3 LLC’s consolidated VIEs totaling $10.7 million and $9.3 million as of March 31, 2025 and December 31, 2024, respectively, and total liabilities of P3 LLC’s consolidated VIEs for which creditors do not have recourse to the general credit of the Company totaled $15.6 million and $14.9 million as of March 31, 2025 and December 31, 2024, respectively. These VIE assets and liabilities do not include $41.1 million and $40.3 million of net amounts due to affiliates as of March 31, 2025 and December 31, 2024, respectively, as these are eliminated in consolidation and not presented within the consolidated balance sheets.
All periods presented have been retroactively adjusted to reflect the 1-for-50 reverse stock split effected on April 11, 2025.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2025	2024
OPERATING REVENUE:
Capitated revenue	$369,517	$384,134
Other patient service revenue	3,708	4,354
TOTAL OPERATING REVENUE	373,225	388,488
OPERATING EXPENSE:
Medical expense	372,043	382,057
Premium deficiency reserve	(6,962)	1,000
Corporate, general and administrative expense	24,999	27,401
Sales and marketing expense	181	322
Depreciation and amortization	21,052	21,539
TOTAL OPERATING EXPENSE	411,313	432,319
OPERATING LOSS	(38,088)	(43,831)
OTHER INCOME (EXPENSE):
Interest expense, net	(8,725)	(4,256)
Mark-to-market of stock warrants	3,322	216
Other	318	337
TOTAL OTHER (EXPENSE) INCOME	(5,085)	(3,703)
LOSS BEFORE INCOME TAXES	(43,173)	(47,534)
INCOME TAX PROVISION (EXPENSE)	(1,073)	(2,072)
NET LOSS	(44,246)	(49,606)
LESS: NET LOSS ATTRIBUTABLE TO REDEEMABLE NON-CONTROLLING INTEREST	(23,766)	(30,906)
NET LOSS ATTRIBUTABLE TO CONTROLLING INTEREST	$(20,480)	$(18,700)

NET LOSS PER SHARE:
Basic	$(6.28)	$(7.86)
Diluted	$(6.28)	$(7.86)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	3,260	2,378
Diluted	3,260	2,378
All periods presented have been retroactively adjusted to reflect the 1-for-50 reverse stock split effected on April 11, 2025.

P3 HEALTH PARTNERS INC. and SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(44,246)	$(49,606)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	21,052	21,539
Equity-based compensation	1,808	1,449
Amortization of original issue discount and debt issuance costs	331	(140)
Mark-to-market adjustment of stock warrants	(3,322)	(216)
Premium deficiency reserve	(6,962)	1,000
Changes in operating assets and liabilities:
Health plan receivable	(8,084)	(25,198)
Clinic fees, insurance, and other receivable	(1,462)	2,892
Prepaid expenses and other current assets	(558)	(3,296)
Other long-term assets	(14,345)	(17)
Accounts payable, accrued expenses, and other current liabilities	1,593	(5,553)
Accrued payroll	494	1,542
Health plan settlements payable	1,150	(12,944)
Claims payable	13,575	44,168
Accrued interest	5,614	4,387
Operating lease liability	(104)	(37)
Net cash used in operating activities	(33,466)	(20,030)
CASH FLOWS FROM INVESTING ACTIVITIES:
Net cash provided by (used in) investing activities	—	—
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from long-term debt, net of original issue discount	30,000	10,000
Payment of debt issuance costs	(139)	—
Proceeds from at-the-market sales, net of offering costs paid	—	33
Payment of tax withholdings upon settlement of restricted stock unit awards	—	(73)
Repayment of short-term and long-term debt	(341)	(430)
Proceeds from short-term debt	1,137	1,871
Net cash provided by financing activities	30,657	11,401
Net change in cash and restricted cash	(2,809)	(8,629)
Cash and restricted cash, beginning of period	44,102	40,934
Cash and restricted cash, end of period	$41,293	$32,305

RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA LOSS
(in thousands, except PMPM)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Net loss	$(44,246)	$(49,606)
Interest expense, net	8,725	4,256
Depreciation and amortization	21,052	21,539
Income tax provision	1,073	2,072
Mark-to-market of stock warrants	(3,322)	(216)
Premium deficiency reserve	(6,962)	1,000
Equity-based compensation	1,808	1,449
Other(1)	(318)	(264)
Adjusted EBITDA loss	$(22,190)	$(19,770)
Adjusted EBITDA loss PMPM	$(64)	$(52)
_____________________________________________
(1)Other during the three months ended March 31, 2025 and 2024 consisted of interest income partially offset by legal settlements and valuation allowance on our notes receivable.
MEDICAL MARGIN
(in thousands, except PMPM)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Capitated revenue	$369,517	$384,134
Less: medical claims expense	(352,317)	(347,582)
Medical margin	$17,200	$36,552
Medical margin PMPM	$49	$96
RECONCILIATION OF GROSS PROFIT (LOSS) TO MEDICAL MARGIN
(in thousands)

	Three Months Ended March 31,
	2025	2024
Gross profit (loss)	$1,182	$6,431
Other patient service revenue	(3,708)	(4,354)
Other medical expense	19,726	34,475
Medical margin	$17,200	$36,552

RECONCILIATION OF TOTAL OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE
(in thousands)
(unaudited)

	Three Months Ended March 31,
	2025	2024
Total operating expense	$411,313	$432,319
Medical expense	(372,043)	(382,057)
Depreciation and amortization	(21,052)	(21,539)
Premium deficiency reserve	6,962	(1,000)
Equity-based compensation	(1,808)	(1,449)
Other	62	(52)
Adjusted operating expense	$23,434	$26,222